Exhibit 99.1

Atara Biotherapeutics Provides Regulatory Update on Tabelecleucel

THOUSAND OAKS, California —(BUSINESS WIRE)— Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today announced that its partner Pierre Fabre Pharmaceuticals (PFP) has submitted a request to the FDA for a Type A meeting.

Pierre Fabre Pharmaceuticals, in partnership with Atara, submitted a briefing book to the FDA addressing the points from the Complete Response Letter dated January 9, 2026, providing additional context and clarification that the ALLELE study was adequate, well-controlled, and sufficient to support the tabelecleucel (tab-cel) Biologics License Application. In addition, the briefing book includes summaries of updated, longer-term efficacy data from ALLELE, additional supportive data from the tab-cel development program and post-marketing data in Europe that will be included in a potential resubmission.

“With our partners at Pierre Fabre Pharmaceuticals, we are eager to engage in a constructive discussion with the FDA to reach a path forward for tabelecleucel,” said Cokey Nguyen, President and Chief Executive Officer of Atara. “The PTLD community, including physicians and patient advocacy groups have emphasized the urgent need for tabelecleucel and its ability to address a dire unmet medical need in this ultra-rare disease.”

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions that can be rapidly delivered to patients from inventory. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X and LinkedIn.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel, including PFP’s request for a Type A meeting and PFP’s and Atara’s plans to urgently interact with the FDA to find a path forward for the timely accelerated approval of EBVALLO™, the potential characteristics and benefits of tab-cel; and (2) the prospect of bringing tab-cel to U.S. patients with EBV+ PTLD. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with our year-end the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; risks related to FDA’s review of tab-cel; our ability to access capital, and the sufficiency of Atara’s cash resources and access to additional capital on favorable terms or at all; risks and uncertainties related to Atara’s financial close and year-end audit procedures; the timing of the strategic review process; whether Atara will pursue any strategic alternatives; in the event Atara pursues a strategic alternative, that the strategic alternative may not be attractive or ultimately consummated; whether any strategic alternative will result in additional value for Atara and its stockholders; whether the process will have an adverse impact on Atara and other risks and uncertainties affecting Atara, including those discussed in Atara’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Atara’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.